UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2014

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 3, 2014, the board of directors (the “Board”) of FS Investment Corporation (“FSIC” or the “Company”) declared a regular monthly cash distribution of $0.07425 per share. The regular monthly cash distribution will be paid on or about July 2, 2014 to stockholders of record on June 24, 2014.

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

Item 8.01.	Other Events.

FSIC announced today the final results of its modified “Dutch Auction” tender offer (the “Tender Offer”) to purchase for cash up to $250,000,000 in value of Common Stock from its stockholders, which expired at 5:00 p.m., New York City time, on May 28, 2014.

Pursuant to the Tender Offer, FSIC has accepted for purchase 23,255,813 shares of Common Stock at a purchase price of $10.75 per share, for an aggregate cost of approximately $250,000,000, excluding fees and expenses relating to the Tender Offer. The 23,255,813 shares of Common Stock accepted for purchase in the Tender Offer represent approximately 8.9% of FSIC’s issued and outstanding shares of Common Stock as of May 28, 2014.

Based on the final count by Computershare Trust Company, N.A., the depositary and paying agent for the Tender Offer, a total of 24,075,768 shares of Common Stock were properly tendered and not properly withdrawn at or below the purchase price of $10.75 per share.

Due to the oversubscription of the Tender Offer, based on the final count described above, FSIC has accepted for purchase on a pro rata basis approximately 96.6% of the shares of Common Stock properly tendered and not properly withdrawn at or below the purchase price of $10.75 per share.

Payment for the shares of Common Stock accepted for purchase under the Tender Offer and return of all other shares of Common Stock tendered and not purchased, will occur promptly, in accordance with applicable law.

Upon settlement of the Tender Offer, FSIC will have approximately 239,026,360 shares of Common Stock outstanding.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in the Company’s operating area, and the price at which shares of its common stock trade on the New York Stock Exchange. Some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated June 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date: June 4, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated June 4, 2014.